EXHIBIT 11

                               STARTER CORPORATION


Statement re: Computation of Net Income (Loss) Per Share
(in thousands, except per share data)

                                     Three Months Ended                          Nine Months Ended
                           September 30, 1997   September 30, 1996    September 30, 1997    September 30, 1996
                           ------------------   ------------------    ------------------    ------------------
Average shares outstanding         27,859,842           27,417,379            27,840,065            27,031,537
                                   ==========           ==========            ==========            ==========

Net income (loss)                  $    5,556           $   10,871            $  (2,261)            $    5,672
                                   ==========           ==========            ==========            ==========

Per share amount                          .20                  .40                 (.08)                   .21
                                   ==========           ==========            ==========            ==========


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